                                                                    EXHIBIT d(5)

                                 AMENDMENT NO. 1
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


         The Master Administrative Services Agreement (the "Agreement"), dated June 5, 2000, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Growth Series, a Delaware business trust, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                                AIM GROWTH SERIES


PORTFOLIOS                                           EFFECTIVE DATE OF AGREEMENT
----------                                           ---------------------------
AIM Basic Value Fund                                       June 5, 2000

AIM Small Cap Growth Fund                                  September 11, 2000

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: September 11, 2000

                                       A I M ADVISORS, INC.


Attest: /s/ LISA A. MOSS               By: /s/ ROBERT H. GRAHAM
       ---------------------------        --------------------------------
       Assistant Secretary                Robert H. Graham
                                          President


(SEAL)


                                       AIM GROWTH SERIES


Attest: /s/ OFELIA M. MAYO             By: /s/ ROBERT H. GRAHAM
       ---------------------------        --------------------------------
       Assistant Secretary                Robert H. Graham
                                          President


(SEAL)